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July 8, 2011

Prestige Brands, Inc.
90 North Broadway
Irvington, New York 10533

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as counsel to Prestige Brands, Inc., a Delaware corporation (the “Company”), and Prestige Brands Holdings, Inc., a Delaware corporation, Prestige Personal Care Holdings, Inc., a Delaware corporation, Prestige Personal Care, Inc., a Delaware corporation, Prestige Services Corp., a Delaware corporation, Prestige Brands Holdings, Inc., a Virginia corporation, Prestige Brands International, Inc., a Virginia corporation, Medtech Holdings, Inc., a Delaware corporation, Medtech Products Inc., a Delaware corporation, The Cutex Company, a Delaware corporation, The Denorex Company, a Delaware corporation, The Spic and Span Company, a Delaware corporation, and Blacksmith Brands, Inc., a Delaware corporation (collectively, the “Guarantors”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the proposed issuance of up to $100,024,000 aggregate principal amount of the Company’s 8.25% Senior Notes due 2018 (the “Exchange Notes”) that will be registered under the Securities Act, in exchange (the “Exchange Offer”) for up to $100 million aggregate principal amount of the Company’s outstanding unregistered 8.25% Senior Notes due 2018 issued on November 1, 2010 (the “New Notes”) and up to $24,000 aggregate principal amount of the Company’s outstanding unregistered 8.25% Senior Notes due 2018 issued on March 24, 2010 (the “Initial Notes”).  The New Notes and Initial Notes were, and the Exchange Notes will be, issued under an Indenture, dated as of March 24, 2010, as supplemented by the First Supplemental Indenture dated as of November 1, 2010 (the “Indenture”) between the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”).  This opinion letter is rendered pursuant to Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K.

We have examined the Indenture, the New Notes, the Initial Notes, including the guarantee of each of the Guarantors set forth therein, the proposed form of the Exchange Notes, including the guarantee of each of the Guarantors set forth therein, and the Registration Statement.  We also have examined originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, certificates and instruments (collectively, the “Ancillary Documents”) as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.  In rendering such opinions, we have relied as to factual matters upon the representations, warranties and other statements made in the Indenture and the Ancillary Documents.

Atlanta • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

July 8, 2011

In rendering our opinions set forth below, we have assumed, without any independent verification, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the original documents of all documents submitted to us as conformed, telefacsimile, photostatic or electronic copies, (v) that the form of the Exchange Notes, including the guarantee of each of the Guarantors set forth therein, will conform to that included in the Indenture, (vi) the due authorization, execution and delivery of the Indenture and the Exchange Notes, including the guarantee of each of the Guarantors set forth therein, by each of the parties thereto under the laws of their respective jurisdictions of incorporation or organization, (vii) that all parties to the documents examined by us have full power and authority under the laws of their respective jurisdictions of incorporation or organization to execute, deliver and perform their obligations under such documents and under the other documents required or permitted to be delivered and performed thereunder, and (viii) that the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

The opinions rendered in paragraphs 1 and 2 below relating to the enforceability of the Indenture and the Exchange Notes, including the guarantee of each of the Guarantors set forth therein, are subject to the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship, and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ right and remedies generally; (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance; (iii) concepts of good faith, fair dealing, materiality and reasonableness; and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy.  In particular, as contemplated by these qualifications, in rendering the opinions sets forth in paragraphs 1 and 2 below, we express no opinion as to federal or state laws relating to fraudulent conveyances or fraudulent transfers.  Further, no opinion is given herein as to the enforceability of any particular provision of the Indenture and the Exchange Notes, including the guarantee of each of the Guarantors set forth therein, relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) the grant of powers of attorney or proxies, (v) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights, (vi) submission to binding arbitration, or (vii) the imposition or collection or payment of any premium, liquidated damages, or other amount which may be held by any court to be a “penalty” or a “forfeiture.”

July 8, 2011

Based on the foregoing, it is our opinion that:

1.           the Indenture is a legal, valid and binding obligation of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms; and

2.           upon due execution of the Exchange Notes, including the guarantee of each of the Guarantors set forth therein, by the Company and the Guarantors, due authentication thereof by the Trustee in accordance with the Indenture and issuance and delivery thereof in exchange for New Notes and Initial Notes of equal aggregate principal amount as contemplated by the Registration Statement, the Exchange Notes, including the guarantee of each of the Guarantors set forth therein, will be validly issued and will constitute legal, valid and binding obligations of the Company and the Guarantors entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors in accordance with their terms.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware, the laws of the Commonwealth of Virginia, the laws of the State of New York, and the federal law of the United States, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement.  The only opinions rendered by us consist of those matters set forth in the paragraphs 1 and 2 above, and no opinion may be implied or inferred beyond the opinions expressly stated.  Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

ALSTON & BIRD LLP

By:	/s/ Mark F. McElreath
Mark F. McElreath
Partner